                                                                     EXHIBIT (j)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration
Statement on Form N-1A of our report dated February 9, 2007, relating to the financial statements and financial highlights which appears in the December 31,
2006 Annual Report to Shareholders of VP Inflation Protection Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent
Registered Public Accounting Firm" and "Financial Statements" in such
Registration Statement.

/s/ PricewaterhouseCoopers LLP

Kansas City, Missouri
April 5, 2007